Exhibit 99.1

Rekor Systems CEO Robert A. Berman Issues Letter to Shareholders Prior to Scheduling 2020 Annual Meeting

Letter Highlights Completion of Company’s Enhanced Suite of Vehicle Identification Offerings and Significant Revenue Opportunities

COLUMBIA, Md.—May 26, 2020 / Rekor Systems, Inc. (NASDAQ:REKR)("Rekor"), a Maryland-based company providing real-time roadway intelligence through AI-driven decisions, announced today that Robert A. Berman, its President and CEO, has issued a letter to shareholders with an update on its business in advance of setting a date for its next shareholder meeting.

In the letter, Mr. Berman provides shareholders with updates on recent Company progress, including completion of the development of an enhanced suite of vehicle identification offerings that are already making a profound difference in the customer experience, public safety and smart cities markets that it serves.

The letter also highlights the various business and development opportunities for Rekor’s AI software in retail, public safety and intelligence—all of which are in advanced stages and represent significant revenue opportunities for the company.

This summary of the letter is not intended to be complete, and the Company urges its shareholders and other interested parties to read the letter in full attached to this press release and/or by visiting our website.

About Rekor Systems, Inc.

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor bridges commercial and government sectors with actionable, real-time vehicle recognition data to enable informed decisions faster, and with greater outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions by our clients. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekor.ai.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Investor Relations Contact:
Rekor Systems, Inc.
Charles Degliomini
ir@rekorsystems.com